FLIR Systems to Acquire Point Grey Research, Inc. for $253 Million

Acquisition expands FLIR’s presence in machine vision, intelligent imaging for retail analytics, and visible spectrum camera solutions.

WILSONVILLE, OR, October 3, 2016 – FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has reached a definitive asset purchase agreement to acquire the business of Point Grey Research, Inc., a leading developer of machine vision cameras for use in industrial, retail, scientific, traffic, mapping, and other advanced imaging applications, for approximately $253 million in cash.

Founded in 1997 and based in Richmond, British Columbia, Point Grey is a global leader in the development of advanced visible imaging cameras and solutions that are used in industrial automation systems, medical diagnostic equipment, people counting systems, intelligent traffic systems, military and defense products, and advanced mapping systems. Point Grey designs, manufactures, and distributes its cameras and related software to a global base of customers that build systems for improving the efficiency, quality, analysis, and safety of a wide range of processes and products.

The addition of the Point Grey business will augment FLIR’s existing OEM cores and components business by adding a broad range of visible spectrum machine vision cameras and solutions. Additionally, FLIR’s thermal sensor technology, with its unique ability to remotely measure temperature, see through factory obscurants such as smoke and steam, and accurately detect and characterize human activity in retail settings, will further extend Point Grey’s product range into new application spaces. The business will become FLIR’s Integrated Imaging Solutions line of business operating within the OEM and Emerging segment.

“We’re excited to add the broad range of innovative products from Point Grey to FLIR as together we have a unique capability to create advanced sensing solutions for the broad machine vision market,” said Andy Teich, President and CEO of FLIR. “Thermal imaging technology provides vision systems customers an alternative imaging spectrum that offers a rich, largely untapped layer of information that can be further leveraged. Point Grey’s global presence and credibility in industrial vision systems provides a strong platform for us to integrate our leading thermal technology. Point Grey is a proven, high-performing business with an impressive set of products, customers, processes, and people, all of which we see as being highly synergistic and strategically significant to FLIR. We welcome the Point Grey employees to FLIR and look forward to creating highly valuable solutions for a wide array of intelligent imaging applications.”

The transaction is expected to be completed in the fourth quarter of 2016. FLIR anticipates the business and related transaction costs will be approximately $0.01 dilutive to its 2016 earnings per share and accretive for 2017.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. For more information, go to FLIR’s web site at www.FLIR.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to: the expected benefits of FLIR’s acquisition of the assets of Point Grey and the expected effects on FLIR’s consolidated financial results and business performance following the acquisition. Such statements are based on current expectations, estimates, and projections based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability of FLIR to integrate the new business and products into its business, the retention of existing customers, suppliers, partners, and employees of Point Grey, the adoption by new and existing customers of the new product offering, and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Tim McDowd
503-498-3146
tim.mcdowd@flir.com

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com